                                 PROMISSORY NOTE

--------------------- ---------------- -------------- ----------- --------- ------------- ------------ ------------ --------
     Principal           Loan Date       Maturity      Loan No.     Call     Collateral     Account      Officer    Initials
   $36,000,000.00        03-7-2008       3-1-2009        9001       4A0         8605        2740409       70308
--------------------- ---------------- -------------- ----------- --------- ------------- ------------ ------------ --------

     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations

----------------------------------------------------------------------------------------------------------------------------

Borrower:                                         Lender:
         Southwest Iowa Renewable Energy, LLC             Commerce Bank, N.A.
         2101 South 42nd Ave.                             Clayton Banking Center
         Council Bluffs, IA  51501                        PO Box 11573
                                                          St. Louis,  MO 63105

================================================================================

Principal Amount:  $36,000,000.00                 Date of Note:  March 75, 2008

PROMISE TO PAY.  Southwest Iowa Renewable Energy,  LLC ("Borrower")  promises to pay to Commerce Bank, N.A.  ("Lender"),  or order, in lawful money of the United
States of America,  the principal amount of Thirty-six  Million & 00/100 Dollars
($6,000,000.00) or so much as may be outstanding,  together with interest on the unpaid  outstanding  principal  balance  of  each  advance.  Interest  shall  be calculated from the date of each advance until repayment of each advance.

ADVANCES.  Advances on this Note shall be made as follows:  Thirty-four  Million
One Hundred  Thousand & 00/100  Dollars  ($34,100,000)  shall be advanced on the date of this Note. Thereafter,  beginning April 1, 2008, and on the first day of each month  thereafter,  an advance in the amount of accrued  interest  shall be made automatically without any request for an advance by Borrower.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued  unpaid  interest on March 1, 2009.  Interest  which shall have accrued as of the first day of each month,  beginning  April 1, 2008, and on the first day of each month thereafter shall be due, and shall be paid by an advance on the  Note  as  provided  herein.  Unless  otherwise  agreed  or  required  by applicable law,  payments will be applied first to any accrued unpaid  interest;
then to principal;  then to any unpaid  collection  costs;  and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis;
that is, by applying  the ratio of the annual  interest  rate over a year of 360 days, multiplied by the outstanding principal balance,  multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at
Lender's  address  shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the (i) LIBOR divided by (ii)
1 minus the LIBOR Reserve  Requirement (the "Index").  Lender will tell Borrower the current Index rate upon  Borrower's  request.  The interest rate change will occur  monthly  on the first  (1st) day of each month  based on the most  recent
Index then available. "LIBOR" means the daily average of interbank offered rates for US Dollar  deposits in the London market based on quotations at major banks, as published under the heading "London  Interbank  Offered Rates (LIBOR)" in the
"Money  Rates"  column of The Wall Street  Journal  for the one month  maturity.
"Libor  Reserve  Requirement"  means,  at any time,  the  maximum  rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency  reserves) are required to be maintained under regulations issued from time to time by the Board of  Governors  of the Federal  Reserve  System (or any
successor) by member banks of the Federal  Reserve System against  "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be  maintained by such member banks with respect to (i) any category of  liabilities  which  includes  deposits by  reference to which LIBOR is to be determined,  or (ii) any category of  extensions of credit or other assets which include LIBOR loans. The Index shall be adjusted  automatically on and as of the effective  date  of  any  change  in the  LIBOR  Reserve  Requirement.  Borrower understands  that  Lender  may make  loans  based on  other  rates as well.  The interest  rate to be applied to the unpaid  principal  balance  during this Note will be at a rate of 0.800

                                PROMISSORY NOTE

Loan No. 9001                   (Continued)                             Page 2
--------------------------------------------------------------------------------

percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT.  Borrower  agrees  that all  expenses  and all loan  fees and  other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early  payment  (whether  voluntary  or as a result of default),  except  as  otherwise  required  by law.  Except  for the  foregoing,
Borrower  may pay without  penalty  all or a portion of the amount owed  earlier than it is due. Early payments will not,  unless agreed to by Lender in writing, relieve  Borrower of  Borrower's  obligation  to  continue  to make  payments of accrued  unpaid  interest.  Rather,  early  payments  will reduce the  principal balance due.  Borrower agrees not to send Lender payments marked "paid in full",
"without  recourse",  or similar  language.  If  Borrower  sends such a payment,
Lender may accept it without losing any of Lender's  rights under this Note, and
Borrower  will remain  obligated to pay any further  amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full"
of the amount owed or that is tendered with other  conditions or  limitations or as full  satisfaction  of a  disputed  amount  must be mailed or  delivered  to:
Commerce Bank,  N.A.;  Clayton Banking Center;  8000 Forsyth;  PO Box 11573; St.
Louis, MO 63105.

LATE  CHARGE.  If a payment  is more than ten (10) days late,  Borrower  will be charged  5.000% of the unpaid  portion of the payment or $250.00,  whichever  is less.

INTEREST  AFTER DEFAULT.  Upon the  occurrence and during the  continuance of an
Event of Default (as hereinafter  defined),  including failure to pay upon final maturity,  the  interest  rate on this Note shall be increased by adding a 3.000 percentage point margin  ("Default Rate Margin").  The Default Rate Margin shall also apply to each  succeeding  interest rate change that would have applied had there been no default.  However,  in no event will the interest  rate exceed the maximum interest rate limitations under applicable law.

REPRESENTATIONS  AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Note, as of the date of each  disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any amount is outstanding under this Note:

         Organization.  Borrower is a limited liability company which is, and at all times  shall be,  duly  organized,  validly  existing,  and in good standing under and by virtue of the laws of the State of Iowa. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings,  governmental licenses  and  approvals  for each  state in  which  Borrower  is doing business.  Specifically,  Borrower  is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material  adverse  effect on its business  or  financial  condition.  Borrower  has the full  power  and authority to own its  properties  and to transact the business in which it is  presently  engaged or  presently  proposes  to engage.  Borrower maintains an office at 2101 South 42nd Ave. PO Box 986, Council Bluffs,
         IA  51502-0986.  Borrower will notify Lender prior to any change in the
         location  of  Borrower's   state  of  organization  or  any  change  in
         Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence,  rights and privileges, and shall comply with all  regulations,  rules,  ordinances,  statutes, orders and decrees of any governmental or quasi-governmental  authority or court applicable to Borrower and Borrower's business activities, the noncompliance  with which would have a material  adverse  effect on its business or financial  condition or its prospects of timely  completing the Project. For purposes of this Note, "Project" shall mean Borrower's ethanol production facility in Pottawattamie County, Iowa.

         Authorization.  Borrower's execution, delivery, and performance of this
         Note has been duly  authorized by all necessary  action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's  articles of  organization or membership agreements, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

         Legal  Effect.  This Note  constitutes  the legal,  valid,  and binding obligation of Borrower  enforceable  against Borrower in accordance its terms.

COVENANTS. Borrower agrees that, so long as any amount is outstanding under this
Note, Borrower will:

         Fees and  Expenses.  Pay,  on Lender's  demand,  all  reasonable  fees, charges,  and other expenses  incurred by Lender in

                                PROMISSORY NOTE

Loan No. 9001                   (Continued)                             Page 3
--------------------------------------------------------------------------------

         connection  with the  originating  of the loan evidenced by this Note, including without limitation Lender's reasonable attorneys fees.

         Notices of Claims and Litigation.  Promptly inform Lender in writing of
         (1) any "Event of Default"  (as defined  therein)  under the Bank Group
         Facility as that term is defined below, whether or not there shall be a waiver of such Event of Default, and any event or condition which, with the giving of notice or the passage of time,  would  become an Event of
         Default  under the Bank Group  Facility,  and (2) all  existing and all
         threatened   litigation,   claims,    investigations,    administrative
         proceedings or similar actions affecting Borrower of which Borrower has knowledge  and which  could  reasonably  be expected to have a material adverse  affect on the business or  financial  condition of Borrower or
         Borrower's prospects of timely completing the Project.

         Financial   Statements.   Furnish   Lender  copies  of  such  financial
         statements  and other related  information at such  frequencies  and in such detail as  Borrower  furnishes  the  lenders  under the Bank Group
         Facility.

DEFAULT.  Each of the following shall  constitute an event of default ("Event of
Default") under this Note:

         Payment Default. Borrower fails to make any payment when due under this
         Note and any such failure shall remain  unremedied  for more than three
         (3) business days.

         Other Defaults.  Borrower fails to comply with or to perform any other term,  obligation,  covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation,  covenant or condition  contained  in any other  agreement between  Lender  and  Borrower  and  any  such  failure  shall  remain unremedied  for more than ten (10) business days after written  notice thereof  from the  Lender to the  Borrower.

         Default in Favor of Third Parties.  Borrower  defaults under any loan, extension of credit, security agreement,  purchase or sales agreement, or any other agreement,  in favor of any other creditor or person that could  reasonably be expected to have a material adverse effect on any of Borrower's  property or Borrower's  ability to timely  complete the
         Project or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related  documents.  Without limitation,  the  occurrence  of an "Event  of  Default"  (as  defined therein) under the Bank Group  Facility  shall  constitute an Event of
         Default.  "Bank Group Facility" means the credit facility from certain lenders and AgStar Financial Services,  PCA, as administrative  agent, in favor of  Borrower  evidenced  by a Credit  Agreement  dated May 2,
         2007,  as amended by a First  Amendment to Credit  Agreement as of the date of this  Note,  without  giving  effect to any  other  amendments thereto unless  acceptable to Lender and accepted by Lender in writing and  without  giving  waivers  granted  under the Bank Group  Facility unless acceptable to Lender and accepted by Lender in writing.

         False  Statements.  Any warranty,  representation  or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the  related  documents  is  false  or  misleading  in any  material respect,  either now or at the time made or furnished or becomes  false or misleading at any time thereafter.

         Dissolution or Bankruptcy.  The dissolution of Borrower  (regardless of whether  election  to continue is made),  or any other  termination  of
         Borrower's existence as a going business, the appointment of a receiver for any part of Borrower's property,  any assignment for the benefit of creditors,  any type of  creditor  workout or the  commencement  of any proceeding  under  any  bankruptcy  or  insolvency  laws by or  against
         Borrower (and, if against Borrower, is not dismissed within thirty (30)
         days  after  the   commencement   thereof).

         Creditor or Forfeiture  Proceedings.  Commencement  of  foreclosure or forfeiture  proceedings,  whether by judicial  proceeding,  self-help, repossession  or any other  method,  by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment  of any of Borrower's  accounts,  including any deposit accounts,  with Lender.  However,  this Event of Default shall not  apply if there is a good  faith  dispute  by  Borrower  as to the validity  or  reasonableness  of the  claim  which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or  forfeiture  proceeding  and  deposits  with
         Lender  monies  or a  surety  bond  for  the  creditor  or  forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

         Events  Affecting  Guarantor.  Any of the preceding  events occurs with respect to any guarantor,  endorser,  surety, or accommodation party of any  of  the  indebtedness  or  any  guarantor,  endorser,  surety,  or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability  under,  any guaranty of the indebtedness evidenced by this Note.

         Credit  Rating.  The  Credit  Rating  issued by  either of the  Rating
         Agencies  for either of the Issuers of the Letters of Credit  shall be downgraded  two levels or more from the level each  Issuer held at the date of this  Note,  and,  within  ten (10)  business  days  following written  notice to  Borrower,  Borrower has not replaced the Letter or
         Letters of Credit with respect to which the specified  rating  decline has occurred with letter(s) of credit in an aggregate

                                PROMISSORY NOTE

Loan No. 9001                   (Continued)                             Page 4
--------------------------------------------------------------------------------

         amount  equal to the undrawn  face amount of the  Letter(s)  of Credit being  replaced and in form and substance  satisfactory  to Lender and issued by a bank acceptable to Lender. As used herein, "Credit Rating"
         means the  long-term  issuer  rating  assigned  by  Moody's  Investors
         Service or Standard & Poor's,  "Issuers" shall mean UMB Bank, N.A. and
         Intrust Bank,  N.A., and "Letters of Credit" shall mean UMB Bank, N.A.
         Irrevocable  Standby  Letter  of Credit  No.  S500381  issued  for the account of Bunge North America, Inc. and for the benefit of the Lender in the original  face amount of  $27,360,000  and Intrust  Bank,  N.A.
         Irrevocable  Standby  Letter of Credit No.  08SBLC0345  issued for the account of ICM Inc.  and for the benefit of the Lender in the original face amount of $8,640,000.  As of the date of this Note, (a) UMB Bank,
         N.A.  holds the  following  Credit  Ratings:  A2 by  Moody's  Investor
         Service  (meaning  that a downgrade to Baa1 or lower will result in an
         Event of Default) and A by Standard & Poor's (meaning that a downgrade to BBB+ or lower will result in an Event of  Default)  and (b) Intrust
         Bank, N.A. holds the following  Credit Rating:  A3 by Moody's Investor
         Service  (meaning  that a downgrade to Baa2 or lower will result in an
         Event of Default.

         Interest  Coverage.  If Lender shall  determine and notify  Borrower in writing that that the sum of the  outstanding  principal  amount due on this Note and the  interest and fees due on this Note shall at any time exceed the aggregate  undrawn face amounts of the Letters of Credit and the face  amounts of such  Letters of Credit  are not  increased  to an amount at least equal to the sum of the  outstanding  principal  amount due on this Note and the  interest and fees due on this Note within ten
         (10)  business  days after the  effective  date of such  notice (as set forth in the Section of this Note entitled "NOTICES").

LENDER'S RIGHTS. Upon the occurrence of an Event of Default,  any commitment and obligation  of Lender under this Note or any other  agreement  immediately  will terminate  including any obligation to make further  advances,  and, at Lender's option,  Lender may declare the entire unpaid principal  balance under this Note and all accrued unpaid interest  immediately due and payable, all without notice of any kind to  Borrower,  except that in the case of an Event of Default of the type  described  in the  "Dissolution  or  Bankruptcy"  subsection  above,  such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies  provided in any documents  relating to this Note or available at law, in equity, or otherwise.  Upon the declaration that the entire unpaid  principal  balance and accrued interest shall be due and payable or upon the occurrence of an Event of Default of the type described in the  "Dissolution or  Bankruptcy"  subsection  above,  the unpaid  principal  balance  and accrued interest  shall be due and payable  hereunder  and  Borrower is obligated to pay that amount to Lender.  Notwithstanding any other provision of this Note, Lender shall,  prior to  exercising  any other rights or remedies  available to Lender, submit draws under the Letters of Credit in form Lender  reasonably  believes to be  proper  under  the  terms  of the  respective  Letters  of  Credit  and on a proportionate basis (76% of the then outstanding  principal balance of this Note together with all accrued and unpaid interest thereon with respect to the Letter of Credit  issued for the account of Bunge North  America,  Inc.  and 24% of the then  outstanding  principal  balance of this Note together with all accrued and unpaid  interest  thereon  with  respect to the Letter of Credit  issued for the account of ICM, Inc.) and collect,  if made available to Lender, the proceeds of such  Letters  of Credit and apply such  proceeds  to the amount due  hereunder.
Lender agrees that, in the event a principal payment is made on this Note (other than as a result of a draw on one or more of the Letters of  Credits),  upon the request of  Borrower  and upon  Lenders'  receipt of  confirmation  from  AgStar
Financial  Services,  PCA,  as agent  under the Bank Group  Facility,  that such principal  payment is  permitted  under the Bank  Group  Facility,  Lender  will consent to and  acknowledge  a  reduction  in the face  amount of such Letter of
Credit  by an  amount  equal  to the  applicable  proportionate  share  of  such principal  payment (76% of the amount of such principal  payment with respect to the Letter of Credit issued for the account of Bunge North America, Inc. and 24%
of the amount of such  principal  payment  with  respect to the Letter of Credit issued for the account of ICM, Inc.).

ATTORNEYS' FEES;  EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes,  subject to any  limits  under  applicable  law,  Lender's  reasonable attorneys' fees and Lender's reasonable legal expenses whether or not there is a lawsuit,  including  reasonable  attorneys'  fees and  expenses  for  bankruptcy proceedings  (including  efforts  to  modify  or vacate  any  automatic  stay or injunction),  and appeals.  If not prohibited by applicable  law,  Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING  LAW.  This Note will be governed by federal law  applicable to Lender and,  to the  extent not  preempted  by  federal  law,  the laws of the State of
Missouri  without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Missouri.

RIGHT OF SETOFF.  To the extent  permitted by applicable  law, Lender reserves a right of  setoff in all  Borrower's  accounts

                                PROMISSORY NOTE

Loan No. 9001                   (Continued)                             Page 5
--------------------------------------------------------------------------------

with Lender (whether checking,  savings,  or some other account).  This includes all accounts  Borrower holds jointly with someone else and all accounts Borrower may  open in the  future.  However,  this  does  not  include  any IRA or  Keogh accounts,  or any trust  accounts for which setoff would be  prohibited  by law.
Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT.  This Note  evidences a straight line of credit.  Once the total amount of principal has been advanced,  Borrower is not entitled to further loan advances. Borrower agrees to be liable for all sums advanced hereunder.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTICES.  Any  notice  required  to be given  under  this Note shall be given in writing, and shall be effective when actually delivered,  when actually received by  telefacsimile  (unless  otherwise  required by law),  when  deposited with a nationally  recognized  overnight courier,  or, if mailed, when deposited in the
United  States  mail,  as first  class,  certified  or  registered  mail postage prepaid, directed to the addresses shown near the beginning of this Note. Either
Lender or Borrower may change its address for notices  under this Note by giving formal written notice to the other, specifying that the purpose of the notice is to change the party's  address.  For notice  purposes,  Borrower  agrees to keep
Lender informed at all times of Borrower's current address.

SEVERABILITY.  If a court of competent  jurisdiction finds any provision of this
Note to be illegal,  invalid,  or  unenforceable  as to any  circumstance,  that
finding  shall  not  make  the  offending   provision   illegal,   invalid,   or
unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending  provision cannot be so modified,  it shall be considered  deleted from this Note. Unless otherwise required by law, the illegality, invalidity, or unenforceability  of any  provision of this Note shall not affect the  legality, validity or enforceability of any other provision of this Note.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without  losing them.  Borrower and any other person who signs,  guarantees or endorses  this Note,  to the extent  allowed by law, waive  presentment,  demand for payment,  and notice of dishonor.  Upon any change in the terms of this  Note,  and  unless  otherwise  expressly  stated in
writing,   no  party  who  signs  this  Note,   whether  as  maker,   guarantor,
accommodation  maker or endorser,  shall be released  from  liability.  All such parties agree that Lender may renew or extend  (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect  Lender's  security  interest in the collateral;  and take any other  action  deemed  necessary  by Lender  without  the consent of or notice to anyone.  All such  parties also agree that Lender may modify this loan without  the  consent of or notice to anyone  other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY,  EXTEND CREDIT OR TO FOREBEAR FROM
ENFORCING  REPAYMENT OF A DEBT  INCLUDING  PROMISES TO EXTEND OR RENEW SUCH DEBT
ARE NOT ENFORCEABLE,  REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT
IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND
US (CREDITOR) FROM  MISUNDERSTANDING OR DISAPPOINTMENT,  ANY AGREEMENTS WE REACH
COVERING SUCH MATTERS ARE  CONTAINED IN THIS WRITING,  WHICH IS THE COMPLETE AND
EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN
WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE,  BORROWER READ AND  UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE,  INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO
THE TERMS OF THE NOTE.

                                PROMISSORY NOTE

Loan No. 9001                   (Continued)                             Page 6
--------------------------------------------------------------------------------

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By: /s/ Mark Drake
   ----------------------------------------
       Mark Drake, Chief Executive Officer

Acknowledged and agreed to:

LENDER:

COMMERCE BANK, N.A.

By:      /s/ Jeffrey S. Potts
   ---------------------------------
Name:    Jeffrey S. Potts
     -------------------------------
Title:   Senior Vice President
      ------------------------------

----------------------------------------------------------------------------------------------------------
    LASER PRO Lending, Ver. 5.33.00.004 Copr. Harland Financial Solutions, Inc. 1997, 2008. All Rights
                           Reserved. - MO J:\CFI\LPL\D20.FC TR-136682 PR-18 (M)